UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

Schedule 14A

_________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Aditxt, Inc.

(Name of Registrant as Specified In Its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

737 N. Fifth Street, Suite 200
Richmond, VA 23219

May 10, 2022

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 24, 2022

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Aditxt, Inc. (the “Company”), which will be held on June 24, 2022 at 12:00 p.m. Eastern Time.

Due to the continuing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, the Annual Meeting will be held in a virtual-only meeting format at www.virtualshareholdermeeting.com/ADTX2022.

In addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement. At the Annual Meeting, the holders of our outstanding common stock will act on the following matters:

1.      To elect five (5) members to our board of directors;

2.      To ratify the appointment of dbbmckennon as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.      To amend our amended and restated certificate of incorporation to increase the number of shares of authorized common stock from 100,000,000 to 150,000,000;

4.      To grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1:5) to a maximum of a one-for-fifty (1-for-50) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders; and

5.      To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our board of directors has fixed April 29, 2022 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the meeting.

IF YOU PLAN TO ATTEND:

To be admitted to the Annual Meeting at you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Please allow sufficient time before the Annual Meeting to complete the online check-in process. Your vote is very important.

If you have any questions or need assistance voting your shares, please call Kingsdale Advisors at:

Strategic Stockholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll Free Phone:

+1 (888) 564-7333

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: +1 (416) 867-2272

BY ORDER OF THE BOARD OF DIRECTORS
May 10, 2022	/s/ Amro Albanna
Amro Albanna Chief Executive Officer and Chairman of the Board of Directors

Whether or not you expect to attend the Annual Meeting virtually, we urge you to vote your shares via proxy at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares electronically at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

737 N. Fifth Street, Suite 200

Richmond, VA 23219

PROXY STATEMENT FOR THE

2022 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 24, 2022

The board of directors of Aditxt, Inc. (“Aditxt” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 24, 2022, at 12:00 p.m. Eastern Time, in a virtual-only format online by accessing www.virtualshareholdermeeting.com/ADTX2022 and at any adjournment thereof.

This proxy statement contains information relating to the Annual Meeting. This year’s Annual Meeting of stockholders will be held as a virtual meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

You will be able to attend and participate in the Annual Meeting online via a live webcast by visiting www.virtualshareholdermeeting.com/ADTX2022. In addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process will expedite stockholders’ receipt of the proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. On or about May 10, 2022, we intend to begin mailing to each stockholder a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive the Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice. Only stockholders who owned our common stock on April 29, 2022 are entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on June 24, 2022:

The Notice of Meeting, Proxy Statement, and 2021 Annual Report on Form 10-K are available at:
www.proxyvote.com

ADITXT, INC.

i

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Amro Albanna, Chief Executive Officer, and Corinne Pankovcin, Chief Financial Officer, as your proxies for the Annual Meeting and you are authorizing Mr. Albanna and Ms. Pankovcin to vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission, or “SEC,” to give you when we ask you to sign a proxy card designating Amro Albanna and Ms. Pankovcin as proxies to vote on your behalf.

Why did you send me this proxy statement?

We sent you this proxy statement and proxy card because our board of directors is soliciting your proxy to vote at the Annual Meeting and any adjournment and postponement thereof. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting virtually. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card or vote over the Internet, by phone, or by fax.

On or about May 10, 2022, we intend to begin mailing to each stockholder a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet. Only stockholders who owned our common stock on April 29, 2022 are entitled to vote at the Annual Meeting.

What Does it Mean if I Receive More than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on June 24, 2022, at 12:00 p.m. Eastern Time in a virtual format online by accessing www.virtualshareholdermeeting.com/ADTX2022. Information on how to vote in person at the Annual Meeting is discussed below.

Who is Entitled to Vote?

The board of directors has fixed the close of business on April 29, 2022 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 44,725,838 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, the Notice has been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. See “How Will my Shares be Voted if I Give No Specific Instruction?” below for information on how shares held in street name will be voted without instructions provided.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I Voting on?

There are four (4) matters scheduled for a vote:

1.      To elect five (5) members to our board of directors;

2.      To ratify the appointment of dbbmckennon as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.      To amend our amended and restated certificate of incorporation to increase the number of shares of authorized common stock from 100,000,000 to 150,000,000; and

4.      To grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1:5) to a maximum of a one-for-fifty (1-for-50) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders.

What if another matter is properly brought before the Annual Meeting?

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. The proxies also have discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations. If any other matters are properly brought before the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with his best judgment.

How Do I Vote?

MAIL	INTERNET	PHONE	ONLINE AT THE MEETING
Mailing your signed proxy card or voter instruction card to: Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	Using the Internet at: www.proxyvote.com	1-800-690-6903	You can vote at the meeting at: www.virtualshareholdermeeting.com/adtx2022

Stockholders of Record

If you are a registered stockholder, you may vote by mail, fax, Internet, phone or online at the Annual Meeting by following the instructions in the Notice. You also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet is 11:59 p.m. Eastern Time on June 23, 2022. Our Board’s designated proxies, Mr. Albanna and Ms. Pankovcin, will vote your shares according to your instructions. If you attend the live webcast of the Annual Meeting you also will be able to vote your shares electronically at the meeting up until the time the polls are closed.

Beneficial Owners of Shares Held in Street Name

If you are a street name holder, your broker or nominee firm is the legal, registered owner of the shares, and it may provide you with the Notice. Follow the instructions on the Notice to access our proxy materials and vote or to request a paper or email copy of our proxy materials. The materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares. Please check the Notice or voting instruction card or contact your broker or other nominee to determine whether you will be able to deliver your voting instructions by Internet in advance of the meeting and whether, if you attend the live webcast of the Annual Meeting, you will be able to vote your shares electronically at the meeting up until the time the polls are closed.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, 22,362,920 shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.      “For” the election of five (5) members to our board of directors;

2.      “For” the ratification of the appointment of dbbmckennon as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.      “For” the amendment to our amended and restated certificate of incorporation to increase the number of shares of authorized common stock from 100,000,000 to 150,000,000; and

4.      “For” the grant of discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1:5) to a maximum of a one-for-fifty (1-for-50) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of Amro Albanna and Corinne Pankovcin, the board of directors’ designated proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a Broker Non-Vote?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Our common stock is listed on the Nasdaq Capital Market. However, under current New York Stock Exchange (“NYSE”) rules and interpretations that govern broker non-votes: (i) Proposal No. 1 for the election of directors is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal; (ii) Proposal No. 2 for the ratification of the appointment of dbbmckennon as our independent registered public accounting firm is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal; (iii) Proposal No. 3 for an increase in the number of authorized common stock is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal; and (iv) Proposal No. 4 for the approval of the reverse stock split is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal. Because NYSE rules apply to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though our common stock is listed on the Nasdaq Capital Market.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Generally, unless provided otherwise by applicable law, our amended and restated bylaws (the “Bylaws”) provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, abstentions will have no effect with respect to Proposals 1 and 2. Abstentions will have the effect of a vote “against” Proposals 3 and 4.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR” “WITHHOLD”	None(1)	No(3)
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)
Proposal No. 3: Increase in the number of shares of authorized common stock	The affirmative vote of the holders of a majority of the outstanding shares of our common stock.	“FOR” “AGAINST” “ABSTAIN”	(5)	No(3)
Proposal No. 4: Authorization of the reverse stock split.	The affirmative vote of the holders of a majority of the outstanding shares of our common stock.	“FOR” “AGAINST” “ABSTAIN”	(5)	No(3)

____________

(1)      Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.

(2)      A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.

(3)      As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.

(4)      As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

(5)      Abstentions will have the effect of a vote against this proposal.

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Corporate Secretary of the Company by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Aditxt, Inc., 737 N. Fifth Street, Suite 200, Richmond, VA 23219. Attention: Corporate Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials. We have retained Kingsdale Advisors as our strategic stockholder advisor and proxy solicitation agent in connection with the solicitation of proxies for the Annual Meeting. If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone (toll-free within North America) at +1 (866) 581-1489 or (call collect outside North America) at +1 (416) 867-2272 or by email at contactus@kingsdaleadvisors.com.

Do I Have Dissenters’ Rights of Appraisal?

Stockholders do not have appraisal rights under Delaware law or under the Company’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Board Size and Structure

Our amended and restated Certificate of incorporation, as amended (the “Certificate of Incorporation”), and our Bylaws provide that our business is to be managed under the direction of our board of directors. Our board of directors is required to consist of not less than one (1) director but not more than nine (9) directors. The number of directors is currently fixed at five (5) by resolution of the board of directors.

Our board of directors currently consists of five (5) directors. Our Certificate of Incorporation provides that the number of directors on our board of directors shall be fixed exclusively by resolution adopted by our board of directors or by our stockholders. At each annual meeting, directors shall be elected by the stockholders for a term of one (1) year. Each director shall serve until his or her successor is duly elected and qualified or until the director’s earlier death, resignation or removal.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Pursuant to Delaware law and our Certificate of Incorporation, directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Nominees for Election

Amro Albanna, Shahrokh Shabahang, D.D.S., MS, Ph.D., Brian Brady, Namvar Kiaie, and Jeffrey Runge, M.D. have been nominated by the board of directors to stand for election at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Messrs. Albanna, Brady, Kiaie, Dr. Shabahang, and Dr. Runge will serve for a term expiring at the annual meeting to be held in 2023 (the “2023 Annual Meeting”) and the election and qualification of their successors or until their earlier death, resignation or removal.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the board of directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the board of directors. Alternatively, the proxies, at the board of directors’ discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The board of directors has no reason to believe that any nominee will be unable to serve.

Information About Board Nominees

The following pages contain certain biographical information for the nominees for director, including all positions currently held, their principal occupation and business experience for the past five years, and the names of other publicly-held companies of which such nominee currently serves as a director or has served as a director during the past five years.

Amro Albanna.    Mr. Albanna has been our Chief Executive Officer and a Director since we were formed in 2017. He also served as our President from our inception through September 2021. In 2010, Mr. Albanna co-founded Innovation Economy Corporation (“IEC”), formed to license and commercialize innovations and create a group of life and health subsidiaries. From 2010 until 2017, Mr. Albanna was Chief Executive Officer and a Director of IEC and Olfactor Laboratories, Inc., a majority-owned subsidiary of IEC. From 2010 to August 2016, he was the Chief Executive Officer and a Director of Nano Engineered Applications, Inc., another majority-owned subsidiary of IEC. In 2003, Mr. Albanna founded Qmotions, Inc. (subsequently renamed Deal A Day Group Corp.). He served as its Chief Executive Officer and a Director until 2011. Qmotions used 3-D spatial tracking and pattern recognition technologies to develop motion-capturing video game controllers. In 2002, Mr. Albanna was a co-founder of Digital Angel Corporation — a company formed via the merger of three private companies (one being TTC below) into a fourth publicly traded company (American Stock Exchange) and was placed in charge of commercializing its GPS/wireless technologies. Around that time, Mr. Albanna co-founded an incubator for startups at the University of California, Riverside Research Park which was acquired in 2007. In 1997, he founded Timely Technology Corporation (“TTC”), which designed and developed e-commerce software for education, retail and finance. TTC was acquired in 2000 by a Nasdaq-listed company. Mr. Albanna graduated from California State University San Bernardino in 1991 with a B.S. in Business Administration with concentration in Computer Information Systems. He completed graduate coursework in Computer Science and Engineering at California State University, Long Beach from 1992 to 1993. In 2019, Mr. Albanna completed coursework in Immunology and Genetics at Harvard Medical School HMX online learning platform. We believe that Mr. Albanna’s expertise leading technology companies across various sectors, leading private and public financing, and in positioning companies for mergers and acquisitions, qualifies him to serve as a director of our Company.

Shahrokh Shabahang, D.D.S., MS, Ph.D.    Dr. Shabahang has been our Chief Innovation Officer and Director since our inception. In 2009, Dr. Shabahang co-founded Sekris Biomedical Inc. to incubate immunotherapy technologies. He served as its Chairman of the board and Chief Executive Officer since its inception. In 2004, Dr. Shabahang joined Genelux Corporation to lead its clinical development program and to serve as board secretary. Genelux developed an oncolytic virus technology for treatment of cancer, co-invented by Dr. Shabahang. During his tenure from 2004-2007, Genelux raised $20M+ and obtained regulatory approval to initiate First-In-Human clinical studies in Europe with patients who had not responded to chemotherapy. In 2001, Dr. Shabahang became the Director of the Microbiology and Molecular Biology Lab at Loma Linda University (“LLU”). He led the research and development of an antimicrobial therapeutic agent for treatment of dental infections, which was licensed and marketed by one of the largest dental distribution companies. Dr. Shabahang attended the University of California, Santa Barbara from 1982 to 1984 and later received his DDS from the University of Pacific in 1987. He earned his PhD in Microbiology and Molecular Genetics at LLU in 2001. During the same year, he established his laboratory at LLU to study infectious diseases and host immune responses. We believe that Dr. Shabahang’s experience leading biotech startups, leading clinical development programs, and his expertise in immunology and immune tolerance qualifies him to serve as a director of our Company.

Brian Brady.    Mr. Brady has served as a Director since December 1, 2018. Mr. Brady has also been the Director of Investments at a large hospital system since March 2016, where he is responsible for the management of investment activity related to the organization and personal investments of the family that owns that company. From December 2011 to March 2016, Mr. Brady was the Vice President/Portfolio Manager at a wealth advisory firm, where he served in an investment advisory role, including asset and portfolio management. Mr. Brady graduated in 2001 with a Bachelor’s degree in Finance from the University of Illinois at Chicago and in 2014 with a Master of Business Administration degree from the University of Chicago. We believe that Mr. Brady’s extensive experience with financial markets and management of investment activities qualifies him to serve as a director of our Company.

Namvar Kiaie.    Mr. Kiaie has served as a director since July 2020. Mr. Kiaie has been associated with Abbott Diabetes Care since December 2005 (Director of Engineering 2005-2007; R&D Director 2007-2010; and Senior Director of R&D 2010-present), where he is responsible for the development of diabetes management related products and accessories, including blood glucose monitoring devices and data management software. Mr. Kiaie graduated in 1985 with a Bachelor of Science degree in Electrical Engineering and in 1986 with a Master of Science degree in Electrical Engineering, both from the University of California Santa Barbara. We believe that Mr. Kiaie’s extensive experience leading research and development efforts in the biotech industry qualifies him to serve as a director of our Company.

Jeffrey Runge, M.D.    Dr. Runge has served as a director since July 2020. From 2008 to the present, Dr. Runge has been the President and founder of Biologue, Inc., which provides consulting in biodefense, medical preparedness and injury control. From 2001 through August of 2008, Dr. Runge served in the Bush administration, first as the head of the National Highway Traffic Safety Administration, and, beginning in September 2005, as the Department of Homeland Security’s (DHS) first Chief Medical Officer. Dr. Runge founded the DHS Office of Health Affairs and was confirmed by the United States Senate as DHS’ first Assistant Secretary for Health Affairs in December of 2007. Dr. Runge also served as Acting DHS Undersecretary for Science and Technology from February through August 2006. In his role at DHS, Dr. Runge oversaw the operations of the department’s biodefense activities, medical preparedness and workforce health protection, as well as fulfilling DHS’ responsibilities in medical countermeasure development. Prior to his government service, Dr. Runge was Assistant Chairman and Director of Clinical Research in the Department of Emergency Medicine at Carolinas Medical Center in Charlotte, NC, from 1984 through 2001.

Additionally, Dr. Runge is a Senior Advisor at The Chertoff Group, a firm providing advisory services in business risk management, security and homeland defense. Since 2010, Dr. Runge has served on the boards of two public companies, including their Audit and Compensation committees, both of which underwent strategic acquisitions. He has also served as President and CEO of a SEC-regulated startup company in the health sector. Dr. Runge earned his medical degree from the Medical University of South Carolina and his undergraduate degree from the University of the South. We believe that Dr. Runge’s experience in medicine, medical research, public service, business and his prior service on public corporate boards qualifies him to serve as a director of our Company.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the Board for further consideration.

Term of Office

Officers hold office until his or her successor is elected and qualified. Directors are appointed to serve for one year until the meeting of the Board following the annual meeting of stockholders and until their successors have been elected and qualified.

Director Independence

We use the definition of “independence” of The Nasdaq Stock Exchange LLC (“Nasdaq”) listing rules to make this determination. Nasdaq listing rules provide that an “independent director” is one who the board “affirmatively determines” has no “material relationship” with the company “either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. Nasdaq listing rules provide that a director cannot be considered independent if:

•        the director is, or has been within the last three (3) years, an employee of the Company or an immediate family member of director is, or has been within the last three (3) years, an executive officer of the Company;

•        the director has received, or has an immediate family member who is an executive officer of the Company and has received, during any twelve-month period within the last three (3) years, more than $120,000 compensation directly from the Company (not including compensation received for director service, pension plan payments or deferred compensation for prior service not contingent on continued service);

•        the director or an immediate family member is a current partner of the Company’s internal or external auditor; the director is a current employee of the auditor; an immediate family member is a current employee of the auditor and personally works on the Company’s audit; or the director or an immediate family member was within the last three (3) years a partner or employee of the auditor and personally worked on the Company’s audit within that time;

•        the director or an immediate family member is, or has been within the last three (3) years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

•        the director is a current employee, or an immediate family member is a current executive officer, of an organization that has made to or received from the Company payments for property or services in an amount which, in any of the last three fiscal (3) years, exceeds greater of 2% of such other company’s consolidated gross revenues or $1 million. Charitable contributions not considered “payments” for purposes of this prohibition but contributions meeting these thresholds must be disclosed on the Company’s website or in its annual proxy statement or its Annual Report on Form 10-K.

Under such definitions, we consider Mr. Kiaie, Mr. Brady, and Dr. Runge to be “independent.” Nasdaq listing rules permits a phase-in period of up to one year for an issuer registering securities in an initial public offering to comply with its requirement that a majority of the board of directors be made up of independent directors. However, our common stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements. We are subject to Nasdaq’s director independence requirements and are required to structure our board of directors accordingly.

Committees of the Board

Our board of directors has established three standing committees: Audit, Compensation, and Nominating and Corporate Governance. Each of these standing committees operate pursuant to its respective charter. The committee charters are reviewed annually by the Nominating and Corporate Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Nominating and Corporate Governance Committee may propose revisions to the charters. The responsibilities of each committee are described in more detail below.

Nasdaq listing rules permits a phase-in period for an issuer registering securities in an initial public offering to meet the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee independence requirements. Under the initial public offering phase-in period, only one member of each committee is required to satisfy the heightened independence requirements at the time our registration statement becomes effective, a majority of the members of each committee must satisfy the heightened independence requirements within 90 days following the effectiveness of our registration statement, and all members of each committee must satisfy the heightened independence requirements within one year from the effectiveness of our registration statement.

The composition and functions of each committee are described below.

Name	Independent	Audit	Compensation	Nominating and Corporate Governance
Amro Albanna
Shahrokh Shabahang, D.D.S., MS, Ph.D.
Brian Brady	X	X*	X	X
Namvar Kiaie	X	X	X*	X
Jeffrey Runge, M.D.	X	X	X	X*

____________

*        Chairman of the committee

Audit Committee

The Audit Committee, among other things, is responsible for:

•        appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

•        reviewing the internal audit function, including its independence, plans, and budget;

•        approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

•        reviewing our internal controls with the independent auditor, the internal auditor, and management;

•        reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

•        overseeing our financial compliance system; and

•        overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and Nasdaq listing rules. The Board has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that each member of the Audit Committee is financially literate, and that Mr. Brady meets the qualifications of an Audit Committee financial expert.

The Audit Committee consists of Mr. Brady, Mr. Kiaie, and Dr. Runge. Mr. Brady chairs the Audit Committee.

Compensation Committee

The Compensation Committee is responsible for:

•        reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;

•        overseeing and administering the Company’s executive compensation plans, including equity-based awards;

•        negotiating and overseeing employment agreements with officers and directors; and

•        overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

The Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee.

The Compensation Committee consists of Mr. Brady, Mr. Kiaie, and Dr. Runge. Mr. Kiaie serves as chairman of the Compensation Committee. The Board has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to compensation committee members under SEC rules and Nasdaq listing rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, is responsible for:

•        reviewing and assessing the development of the executive officers and considering and making recommendations to the Board regarding promotion and succession issues;

•        evaluating and reporting to the Board on the performance and effectiveness of the directors, committees and the Board as a whole;

•        working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board and each committee;

•        annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;

•        reviewing, evaluating, and recommending changes to the Company’s Corporate Governance Principles and Committee Charters;

•        recommending to the Board individuals to be elected to fill vacancies and newly created directorships;

•        overseeing the Company’s compliance program, including the Code of Conduct; and

•        overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee consists of Dr. Runge, Mr. Brady, and Mr. Kiaie. Dr. Runge serves as chairman of the Nominating and Corporate Governance Committee. The Company’s Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of Nasdaq listing rules.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Company’s board of directors or its compensation committee. None of the members of the Company’s compensation committee is, or has ever been, an officer or employee of the Company.

Code of Business Conduct and Ethics

The Company’s board of directors adopted a code of business conduct and ethics applicable to its employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq Capital Market. The code of business conduct and ethics is publicly available on the Company’s website. Any substantive amendments or waivers of the code of business conduct and ethics or code of ethics for senior financial officers may be made only by the Company’s board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq Capital Market.

Corporate Governance Guidelines

The Company’s board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of the Nasdaq Capital Market.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

•        been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•        had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•        been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•        been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Other than as set forth below, we are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

The Company, Amro Albanna, our Chief Executive Officer, and Dr. Shahrokh Shabahang, our Chief Innovation Officer, have been named as cross-defendants in a counterclaim filed by Christopher Sechrist in an action entitled Shahrokh Shabahang v. Christopher Sechrist, San Bernardino County Superior Court Case No. CIVDS1831323. In a cross-complaint, Mr. Sechrist contends that he was a partner in a dental practice with Dr. Shabahang, and that disputes arose as between those partners. Neither the Company nor Mr. Albanna were partners in, or otherwise have an interest in, the dental practice. Notwithstanding, and seemingly based solely on the fact that Dr. Shabahang became the Chief Innovation Officer for the Company, Mr. Sechrist has brought claims against the Company and Mr. Albanna. Both the Company and Mr. Albanna believe that the Counterclaims filed by Mr. Sechrist have no factual or legal merit, and they intend to vigorously defend themselves in the action and to seek a dismissal of the case as against them as soon as possible. On May 26, 2020, Mr. Sechrist filed a request for dismissal as to the Company and Mr. Albanna with the Superior Court of California, County of San Bernardino, San Bernardino District. The clerk of the court entered the dismissal with prejudice on May 26, 2020.

Our Chief Executive Officer, Amro Albanna, is a party to litigation matters unrelated to the Company or any of its properties. Such litigations relate to Innovation Economy Corporation (IEC), a company in which Mr. Albanna served as the CEO and a Director from 2010 until 2017, and its wholly-owned subsidiaries (Innovation Economy Corporation d/b/a ieCrowd). The first litigation (ieCrowd v. Kim, et. al, Superior Court, Riverside County) was originally commenced by IEC and its subsidiary after Mr. Albanna was no longer affiliated with IEC, against certain third-party defendants based upon claims related to their misconduct and mismanagement. Such defendants subsequently brought a countersuit against IEC and its subsidiary, in which they named Mr. Albanna and others as defendants, alleging that they were misled to invest in IEC and its subsidiary based upon misrepresentations by, among others, Mr. Albanna. The cases have now been consolidated. Mr. Albanna believes that the counteraction commenced by the third parties against him is without merit and intends to defend himself. The second matter (Calabria v. ieCrowd) was commenced by Calabria Ventures (the “Calabria Action”) more than 2 years after Mr. Albanna was no longer affiliated with IEC, related to uncollected rent. Mr. Albanna believes that the action commenced against him is without merit and intends to defend himself. IEC (either directly or through its Director and officer insurance policy) has covered all related legal costs to date. On August 5, 2020, the plaintiff in the Calabria Action filed a request for dismissal as to Mr. Albanna with the Superior Court of California, County of Riverside. The clerk of the court entered the dismissal without prejudice on August 5, 2020.

Director Compensation

The Company accrued or paid compensation to its directors for serving in such capacity, as shown in the table below.

Director	Year	Option Awards	Restricted Stock Unit Awards	Fees Earned or Paid in Cash	Total
Amro Albanna	2021	$—	$—	$—	$—
Shahrokh Shabahang, D.D.S., MS, Ph.D.	2021	$—	$—	$—	$—
Brian Brady	2021	$—	$19,435	$15,000	$34,435
Namvar Kiaie	2021	$—	$19,435	$15,000	$34,435
Jeffrey Runge, M.D.	2021	$—	$19,435	$11,000	$30,435

Option awards represent granted options at the fair market value as of the date of grant. Restricted stock unit awards represent granted restricted stock unit awards at the fair market value as of the grant date.

On September 18, 2021, the Board of Directors adopted a director compensation program for the Company’s independent directors consisting of both cash and equity compensation, beginning in October 2021. The program consists of the following compensation for directors:

Cash Compensation (payable quarterly)

•        Board service — $11,000 per year

•        Chairperson of the Audit Committee — additional $4,000 per year

•        Chairperson of the Compensation Committee — additional $4,000 per year

•        Chairperson of the Nominating and Corporate Governance Committee — additional $4,000 per year

Equity Compensation (payable quarterly)

•        Board service — 5,000 options and 5,750 restricted stock units

Required Vote for Approval

A plurality of the votes cast at the Annual Meeting is required to elect a nominee as a director.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” the election of Amro Albanna, Shahrokh Shabahang, D.D.S., MS, Ph.D., Brian Brady, Namvar Kiaie, and Jeffrey Runge, M.D. as directors of the Company.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has selected dbbmckennon to audit our financial statements for the fiscal year ending December 31, 2022. dbbmckennon has audited our financial statements since fiscal year 2018.

Although stockholder approval of the selection of dbbmckennon is not required by law, our board of directors believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the board of directors may reconsider its selection of dbbmckennon.

Fees of Independent Registered Public Accounting Firm

dbbmckennon acted as the Company’s independent registered public accounting firm for the years ended December 31, 2021 and 2020 and for the interim periods in such fiscal years. The following table shows the fees that were incurred by the Company for audit and other services provided by dbbmckennon for the years ended December 31, 2021 and 2020.

	Year Ended December 31,
	2021	2020
Audit Fees(a)	$128,730	$79,685
Tax Fees(b)	$—	$—
Other Fees(c)	$35,680	$53,404
Total	$164,410	$133,089

____________

(a)      Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and the review of its financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory or regulatory filings.

(b)      Tax fees represent fees for professional services related to tax compliance, tax advice and tax planning.

(c)      Other fees represent fees related to our filing of certain Registration Statements.

Pre-Approval Policies and Procedures

All audit related services, tax services and other services rendered by dbbmckennon were pre-approved by the Company’s Board of Directors. Commencing in 2020, the Audit Committee was charged with all pre-approval activities with respect to the Company’s independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for the Company by its independent registered public accounting firm. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of dbbmckennon as our independent registered public accounting firm.

PROPOSAL 3:

INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

Introduction

Our Certificate of Incorporation, currently authorizes the issuance of up to 100,000,000 shares of common shares and 3,000,000 shares of “blank check” preferred stock. Our board of directors has approved an amendment to increase the number of authorized common stock from 100,000,000 to 150,000,000 shares (the “Increase in Authorized Common Shares Amendment”).

The proposed form of amendment to our Certificate of Incorporation to effect the Increase in Authorized Common Shares Amendment is attached as Appendix A to this Proxy Statement.

Reasons for the Increase in Authorized Common Shares Amendment

The board of directors determined that the Increase in Authorized Common Shares Amendment is in the best interests of the Company and unanimously recommends approval by stockholders. The board of directors believes that the availability of additional authorized shares of common stock is required for several reasons including, but not limited to, the additional flexibility to issue common stock for a variety of general corporate purposes as the board of directors may determine to be desirable including, without limitation, future financings, investment opportunities, acquisitions, or other distributions and stock splits (including splits effected through the declaration of stock dividends).

As of the Record Date 44,725,838 shares of our common stock were outstanding out of the 100,000,000 shares that we are authorized to issue. In addition, as of the Record Date, an aggregate of approximately 35,162,239 shares of common stock have been reserved for future issuance, including: (i) 2,918,659 shares reserved for issuance under our 2021 Equity Incentive Plan; (ii) 30,008,114 shares of common stock reserved for issuance upon the exercise of outstanding warrants; and (iii) 2,235,466 shares of common stock reserved for issuance upon the exercise of outstanding options.

Thus, we have approximately 20,111,923 shares of common shares available for future issuance at this time. On December 28, 2021, we entered into a Shares Exchange Agreement with AiPharma Group Ltd. (“AiPharma”), pursuant to which, among other things, we agreed that we would: (i) acquire 9.5% of the issued and outstanding equity interests in AiPharma in exchange for the issuance of 4,816,193 shares of our common stock and a cash payment of $250,000, at an initial closing (the “Initial Closing”) upon the satisfaction or waiver of certain conditions to closing (the “Initial Closing Conditions”); and (ii) acquire the remaining 90.5% of the issued and outstanding equity interests in AiPharma in exchange for the issuance of 39,927,974 shares of the Company’s common stock and a cash payment of $250,000 at a secondary closing (the “Secondary Closing”) upon the satisfaction or waiver of certain conditions to closing. We presently have sufficient authorized shares to proceed with the Initial Closing upon satisfaction of the Initial Closing Conditions. We will not proceed with the Secondary Closing without obtaining the approval of our stockholders.

Our working capital requirements are significant and may require us to raise additional capital through additional equity financings in the future.

If we issue additional shares of common stock or other securities convertible into shares of our common stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in authorized number of common stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect. The increase in authorized number of common stock is not being proposed in response to any known threat to acquire control of the Company.

Effects of the Increase in Authorized Common Shares Amendment

Following the filing of the Increase in Authorized Common Shares Amendment with the Secretary of State of the State of Delaware, we will have the authority to issue up to 150,000,000 shares of common stock. These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash or for any other purpose that is deemed in the best interests of the Company.

In addition, the Increase in Authorized Common Shares Amendment could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. If we issue additional shares of common stock or other securities convertible into shares of our common stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in authorized number of common stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect. The increase in authorized number of common stock is not being proposed in response to any known threat to acquire control of the Company.

The Increase in Authorized Common Shares Amendment will not change the number of shares of common stock issued and outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of our common stock.

Procedure for Implementing the Amendment

The Increase in Authorized Common Shares Amendment will become effective upon the filing or such later time as specified in the filing with the Secretary of State of the State of Delaware. The form of the Increase in Authorized Common Shares Amendment is attached hereto as Appendix A. The exact timing of the filing of the Increased in Authorized Amendment will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Stockholders

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve this proposal.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 3.

PROPOSAL 4:

THE REVERSE STOCK SPLIT PROPOSAL

Our board of directors has approved an amendment to our Certificate of Incorporation, as amended, to combine the outstanding shares of our common stock into a lesser number of outstanding shares (a “Reverse Stock Split”). If approved by the stockholders as proposed, the board of directors would have the sole discretion to effect the Reverse Stock Split, if at all, within one (1) year of the date the proposal is approved by stockholders and to fix the specific ratio for the combination within a range of one-for-five (1:5) to a maximum of a one-for-fifty (1-for-50) split. The board of directors has the discretion to abandon the amendment and not implement the Reverse Stock Split.

If approved by our stockholders, this proposal would permit (but not require) the board of directors to effect a Reverse Stock Split of the outstanding shares of our common stock within one (1) year of the date the proposal is approved by stockholders, at a specific ratio within a range of one-for-five (1:5) to a maximum of a one-for-fifty (1-for-50) split, with the specific ratio to be fixed within this range by the board of directors in its sole discretion without further stockholder approval. We believe that enabling the board of directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.

In fixing the ratio, the board of directors may consider, among other things, factors such as: the initial and continued listing requirements of the Nasdaq Capital Market; the number of shares of our common stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix B to this Proxy Statement. Any amendment to our certificate of incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the board of directors, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to make our common stock more attractive to certain institutional investors, which would provide for a stronger investor base and to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq.

On January 18, 2022, we received a written notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) that we were not in compliance with Nasdaq Listing Rule 5550(a)(2),( the “Rule”) as the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have until July 18, 2022, to regain compliance with the minimum bid price requirement. We will monitor the closing bid price of our common stock and will consider all of our options to regain compliance with Nasdaq’s minimum bid price requirement. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement or maintain compliance with any of the other Nasdaq continued listing requirements.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the Company’s bid price of the Company’s common stock will be sufficient, over time, for the Company to regain or maintain compliance with the Nasdaq minimum bid price requirement.

In addition, the Company believes the Reverse Stock Split will make its common stock more attractive to a broader range of investors, as it believes that the current market price of the common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Finally, in the event that Proposal No. 3, the increase in the authorized number of shares of common stock, is not approved by our stockholders at the Annual Meeting, the Reverse Stock Split will be a necessary tool in order to satisfy its contractual obligations with regard to the issuance of common stock upon proper exercise of its outstanding warrants and options.

Potential Effects of the Proposed Amendment

If our stockholders approve the Reverse Stock Split and the board of directors effects it, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by the board of directors. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the common stock. Additionally, the Reverse Stock Split will have no effect on the number of common stock that we are authorized to issue. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of common stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-Reverse Stock Split common stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round down to the next whole share. In any event, cash will not be paid for fractional shares.

Effect of the Reverse Stock Split on Outstanding Stock Options and Warrants

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

•        an individual citizen or resident of the United States;

•        a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Stockholders

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve this proposal.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 4.

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of date of this proxy statement. Other than as disclosed below, there are no family relationships among any of our executive officers or directors.

Name	Age	Positions
Amro Albanna	52	Chief Executive Officer, Director
Corinne Pankovcin	55	President
Shahrokh Shabahang, D.D.S., MS, Ph.D.	59	Chief Innovation Officer, Director
Rowena Albanna	56	Chief Operating Officer
Thomas J. Farley	49	Chief Financial Officer

See “Proposal No. 1 — Election of Directors” for biographical and other information regarding Mr. Albanna and Dr. Shabahang.

Corinne Pankovcin — President

Ms. Pankovcin has been our President since September 2021. Ms. Pankovcin served as our Chief Financial Officer from July 2020 through August 2021. From December 2015 to July 2019, Ms. Pankovcin was the Chief Financial Officer and Managing Director and Treasurer of Business Development Corporation of America (“BDCA”), a business development company. Prior thereto, from January 2011 to August 2015, Ms. Pankovcin was the Chief Financial Officer and Treasurer of Blackrock Capital Investment Corporation (NASDAQ: BKCC), and a Managing Director of Finance at BlackRock Investment Management LLC. Prior to joining BlackRock, Ms. Pankovcin was a senior member of Finance & Accounting of Alternative Investments and served as Chief Financial Officer for the Global Emerging Markets products group at AIG Capital Partners. Ms. Pankovcin began her career with PricewaterhouseCoopers LLP, where she ultimately held the role of Senior Manager of Business Assurance for Consumer Products, Manufacturing, and Middle Market industries from 1991 to 2001. Ms. Pankovcin earned her B.S. in Accounting from Dowling College and her Master’s Degree in Business Administration from Hofstra University. She is a Certified Public Accountant.

Rowena Albanna — Chief Operating Officer

Ms. Albanna has been our Chief Operating Officer since July 2020. From 2017 to immediately prior to her appointment as Chief Operating Officer, Ms. Albanna was an independent operations consultant for the Company. Prior thereto, from 2013 to 2017, Ms. Albanna was the Chief Operating Officer of Innovation Economy Corporation (“IEC”), formed to license and commercialize innovations and create a group of life and health subsidiaries. From 2010 to 2013, Ms. Albanna was Senior Vice President of IEC. From 2004 to 2009, Ms. Albanna was the founder and principal of Weezies, an online-based business focused on building and operating e-commerce stores and affiliate marketing sites. From 2003 to 2004, Ms. Albanna was the head of Product Development and Engineering of Qmotions Inc. Qmotions used 3-D spatial tracking and pattern recognition technologies to develop motion-capturing video game controllers. In 2002, Ms. Albanna was VP of Product Development at Digital Angel Systems where she led the development of devices which combined GPS, wireless, and biosensing. Prior to that, Ms. Albanna held multiple product development roles with increasing responsibilities for various technology companies in the areas of financial, medical, telecommunications, integrated circuit layout design, and defense. Ms. Albanna is a co-inventor of two patents related to systems for localizing, monitoring, and sensing objects. Ms. Albanna received a Bachelor of Science degree in Computer Science with a minor in Mathematics from California State University, San Bernardino in 1988. Ms. Albanna is the wife of Amro Albanna, our Chief Executive Officer.

Thomas J. Farley, CPA — Chief Financial Officer

Mr. Farley has been the Chief Financial Officer since September 2021. Prior to this, Mr. Farley was the Principal Accounting Officer and Controller from October of 2020 to September 2021. From December 2015 to June 2020, Mr. Farley was the Controller of Business Development Corporation of America (“BDCA”), a publicly listed business development company. Prior thereto, from January 2011 to August 2015, Mr. Farley was the Senior Controller of Blackrock Capital Investment Corporation (NASDAQ: BKCC). Prior to joining BlackRock Capital Investment Corporation, Mr. Farley was a Senior Controller for PineBridge Investments Emerging Markets practice. Mr. Farley was also an Accounting Manager for Bessemer Venture Partners prior to his tenure at PineBridge. Mr. Farley began his career with PricewaterhouseCoopers LLP, from 1996 to 2001. Mr. Farley earned his B.S. in Accounting from Long Island University and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table represents information regarding the total compensation for the named executive officers of the Company as of December 31, 2021 and 2020:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Restricted Stock Units ($)	All Other Compensation ($)	Total ($)
Amro Albanna	2021	280,000	470,000	938,250	—		—	—	1,688,250
President, and Director, Former President(1)	2020	252,000	—	—	—			—	252,000
Shahrokh Shabahang, D.D.S., MS, Ph.D.	2021	210,000	245,000	—	—		210,100		665,100
Chief Innovation Officer	2020	210,000	—	—	16,287	(2)		—	226,287
Corinne Pankovcin	2021	250,000	333,250	505,450	—		—	—	1,088,700
President, Former Chief Financial Officer(3)	2020	225,000	—	—	225,400	(4)			450,400
Thomas J. Farley	2021	225,000	297,000	—	—		304,850		826,850
Chief Financial Officer(5)

____________

Option awards represent granted options at the fair market value as of the date of grant. Restricted stock units represent granted restricted stock units at the fair market value as of the date of vest.

(1)      Mr. Albanna served as our President through September 25, 2021

(2)      $16,287 represents the option expense for 110,000 options that were granted on November 2, 2020, at an exercise price of $1.92 and an expiration date of November 2, 2030. These options fully vest by September 30, 2022.

(3)      Ms. Pankovcin served as our Chief Financial Officer from July 2020 through September 25, 2021. She was appointed as our President on September 25, 2021.

(4)      $225,400 represents the option expense for the following granted options: 165,000 options were granted on March 20, 2020 which will be fully vested by March 30, 2023, at an exercise price of $4.02 and an expiration date of March 20, 2025, 7,500 options were granted on March 30, 2020 which vested on grant, at an exercise price of $11.00, and expiration date of October 5, 2027, 15,000 options were granted on November 2, 2020 which vested on grant, an exercise price of $1.92 and an expiration date of November 2, 2030, and 165,000 options were granted on November 2, 2020 which will be fully vested by September 30, 2022, an exercise price of $1.92 and an expiration date of November 2, 2030.

(5)      Mr. Farley was appointed as our Chief Financial Officer on September 25, 2021.

Employment Agreements

Amro Albanna, Chief Executive Officer

On November 14, 2021, the Company entered into an Amended and Restated Employment Agreement with Mr. Amro Albanna, the Chief Executive Officer of the Company (the “Amro Employment Agreement”). Pursuant to the Amro Employment Agreement, Mr. Albanna will receive (i) a base salary at the annual rate of $280,000 for the remainder of calendar year 2021, and effective January 1, 2022, $500,000 (prorated for any partial year) payable in bimonthly installments (ii) the opportunity to earn an annual bonus of 2% of the Company’s earnings before interest, taxes, depreciation, and amortization (EBITDA) with respect to an applicable year for which the bonus is payable, provided that such bonus will not exceed two (2) times Mr. Albanna’s base salary, and (iii) eligible to earn an annual discretionary bonus as determined by the Board or its Compensation Committee in their sole discretion. In addition, for calendar year 2021, Mr. Albanna will be eligible to earn an additional discretionary bonus as determined by the Company.

The term of Mr. Albanna’s engagement under the Amro Employment Agreement commences as of the Effective Date (as defined in the Amro Employment Agreement) and continues until November 14, 2023, unless earlier terminated in accordance with the terms of the Amro Employment Agreement. The term of Mr. Albanna’s Employment Agreement is automatically renewed for successive one (1) year periods until terminated by Mr. Albanna or the Company.

Under the Amro Employment Agreement, termination of Mr. Albanna by the Company for “Cause,” “Death,” or “Disability,” (as such terms are defined in the Amro Employment Agreement), or resignation by Mr. Albanna without “Good Reason” (as defined in the Amro Employment Agreement), will not require the Company to pay severance to Mr. Albanna. Upon any such termination, Mr. Albanna will be entitled to receive any Accrued Compensation (as defined in the Amro Employment Agreement), which in the case of termination by the Company for Cause or resignation by Mr. Albanna for Good Reason will not include payment of pro rata bonus; provided, however, if termination of Mr. Albanna by the Company without “Cause” or resignation by Mr. Albanna for “Good Reason,” then under the Amro Employment Agreement will require the Company to pay severance to Mr. Albanna. Upon any such termination, Mr. Albanna will be entitled to receive any Accrued Compensation and, subject to Mr. Albanna’s execution of an irrevocable release, receive (i) on the sixtieth day (60th) day following termination, a lump sum amount equal to twelve (12) months base salary then in effect as of the date of termination, less applicable taxes and withholdings; (ii) provide reimbursement to Mr. Albanna’s medical insurance premiums for a period of twelve (12) months following the date of termination; and (iii) cause any equity awards granted prior to the Effective Date (as defined in the Amro Employment Agreement), that are then outstanding and unvested to immediately vest and, with respect to all options and stock appreciation rights, to become fully exercisable.

Notwithstanding the foregoing, under the Amro Employment Agreement, termination of Mr. Albanna by the Company without Cause or resignation by Mr. Albanna for Good Reason and a Change of Control (as defined in the Amro Employment Agreement) of the Company occurs within six (6) months after such termination, or within twenty-four (24) months prior to such termination, the Company will pay severance to Mr. Albanna in connection to such termination. Upon such termination, Mr. Albanna will be entitled to receive any Accrued Compensation, and subject to Mr. Albanna’s execution of an irrevocable release, receive (i) on the sixtieth (60th) day of termination, a lump sum cash-payment equal to the product of three times Mr. Albanna’s salary then in effect as of the date of termination, less applicable taxes and withholdings; (ii) provide reimbursement to Mr. Albanna’s medical insurance premiums for a period of twenty-four (24) months following the date of termination; and (iii) notwithstanding any provision of any stock incentive plan, stock option agreement, realization bonus, restricted stock agreement or other agreement relating to capital stock of the Company, cause any equity awards granted prior to the that are then outstanding and unvested to immediately vest and, with respect to all options and stock appreciation rights, to become fully exercisable for twenty-four (24) months (but not later than when the award would otherwise expire).

The Amro Employment Agreement also contains customary non-solicitation and non-competition covenants, which covenants remain in effect for twelve (12) months following any cessation of employment with respect to Mr. Albanna. To the extent any of the payments or benefits provided for under the Amro Employment Agreement or any other agreement or arrangement between Mr. Albanna and the Company (collectively, the “Payments”), (a) constitute an “excess parachute payment” within the meaning of Section 280G (“Section 280G”) of the Internal Revenue Code of 1986, as amended and restated (the “Code”), and (b) would otherwise be subject to the excise tax imposed by Section 4999 of the Code (“Section 4999”), then the Company will pay or provide the greater (whichever gives Mr. Albanna the highest net after-tax amount) of (i) all of the Payments or (ii) the portion of Payments not in excess of the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999.

Corinne Pankovcin, President

On November 14, 2021, Aditxt, Inc. (the “Company”) entered into a new employment agreement (the “Pankovcin Employment Agreement”) with the Company’s President, Corinne Pankovcin, pursuant to which Ms. Pankovcin will continue to serve as the Company’s President and Secretary until the date upon which Ms. Pankovcin’s employment may be terminated in accordance with the terms of the Pankovcin Employment Agreement.

The term of Ms. Pankovcin’s engagement under the Pankovcin Employment Agreement commences as of the Effective Date (as defined in the Pankovcin Employment Agreement) and continues until November 14, 2023, unless earlier terminated in accordance with the terms of the Pankovcin Employment Agreement. The term of Ms. Pankovcin’s Employment Agreement is automatically renewed for successive one (1) year periods until terminated by Ms. Pankovcin or the Company.

Pursuant to the Pankovcin Employment Agreement, Ms. Pankovcin will receive: (i) a base salary at the annual rate of $250,000 for the remainder of calendar year 2021, and effective January 1, 2022, $385,000 (prorated for any partial year) payable in bimonthly installments and (ii) eligible to earn an annual discretionary bonus with a target amount of 45% of Base Compensation, which is based on the achievement of performance objectives, which will be determined by the Board and Compensation Committee. In addition, for calendar year 2021, Ms. Pankovcin shall be eligible to earn an additional discretionary bonus as determined by the Company.

Under the Pankovcin Employment Agreement, termination of Ms. Pankovcin by the Company for “Cause,” “Death,” or “Disability,” (as such terms are defined in the Pankovcin Employment Agreement), or resignation by Ms. Pankovcin for “Good Reason” (as defined in the Pankovcin Employment Agreement), will not require the Company to pay severance to Ms. Pankovcin. Upon any such termination, Ms. Pankovcin will be entitled to receive any Accrued Compensation (as defined in the Pankovcin Employment Agreement), which in the case of termination by the Company for Cause or resignation by Ms. Pankovcin for Good Reason will not include payment of pro rata bonus; provided, however, if termination of Ms. Pankovcin by the Company without “Cause” or resignation by Ms. Pankovcin for “Good Reason,” then under the Pankovcin Employment Agreement will require the Company to pay severance to Ms. Pankovcin. Upon any such termination, Ms. Pankovcin will be entitled to receive any Accrued Compensation and, subject to Ms. Pankovcin’s execution of an irrevocable release, receive: (i) on the sixtieth day (60th) day following termination, a lump sum amount equal to twelve (12) months base salary then in effect as of the date of termination, less applicable taxes and withholdings; (ii) provide reimbursement to Ms. Pankovcin’s medical insurance premiums for a period of twelve (12) months following the date of termination; and (iii) cause any equity awards granted prior to the Effective Date (as defined in the Pankovcin Employment Agreement), that are then outstanding and unvested to immediately vest and, with respect to all options and stock appreciation rights, to become fully exercisable.

Notwithstanding the foregoing, under the Pankovcin Employment Agreement, termination of Ms. Pankovcin by the Company without Cause or resignation by Ms. Pankovcin for Good Reason and a Change of Control (as defined in the Pankovcin Employment Agreement) of the Company occurs within six (6) months after such termination, or within twenty-four (24) months prior to such termination, the Company will pay severance to Ms. Pankovcin in connection to such termination. Upon such termination, Ms. Pankovcin will be entitled to receive any Accrued Compensation, and subject to Ms. Pankovcin’s execution of an irrevocable release, receive (i) on the sixtieth (60th) day of termination, a lump sum cash-payment equal to the sum of (A) the product of two times Ms. Pankovcin’s salary then in effect as of the date of termination, less applicable taxes and withholdings, and (B) the product of two times Ms. Pankovcin’s Target Bonus; (ii) provide reimbursement to Ms. Pankovcin’s medical insurance premiums for a period of twenty-four (24) months following the date of termination; and (iii) notwithstanding any provision of any stock incentive plan, stock option agreement, realization bonus, restricted stock agreement or other agreement relating to capital stock of the Company, cause any equity awards granted prior to the that are then outstanding and unvested to immediately vest and, with respect to all options and stock appreciation rights, to become fully exercisable for twenty-four (24) months (but not later than when the award would otherwise expire).

The Pankovcin Employment Agreement also contains customary non-solicitation and non-competition covenants, which covenants remain in effect for twelve (12) months following any cessation of employment with respect to Ms. Pankovcin. To the extent any of the payments or benefits provided for under the Pankovcin Employment Agreement or any other agreement or arrangement between Ms. Pankovcin and the Company (collectively, the “Payments”), (a) constitute an “excess parachute payment” within the meaning of Section 280G (“Section 280G”) of the Internal Revenue Code of 1986, as amended and restated (the “Code”), and (b) would otherwise be subject to the excise tax imposed by Section 4999 of the Code (“Section 4999”), then the Company will pay or provide the greater (whichever gives Ms. Pankovcin the highest net after-tax amount) of (i) all of the Payments or (ii) the portion of Payments not in excess of the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999.

Thomas J. Farley, Chief Financial Officer

On November 14, 2021, Aditxt, Inc. (the “Company”) entered into a new employment agreement (the “Farley Employment Agreement”) with the Company’s Chief Financial Officer, Thomas Farley, pursuant to which Mr. Farley will continue to serve as the Company’s Chief Financial Officer until the date upon which Mr. Farley’s employment may be terminated in accordance with the terms of the Farley Employment Agreement.

The term of Mr. Farley’s engagement under the Farley Employment Agreement commences as of the Effective Date (as defined in the Farley Employment Agreement) and continues until November 14, 2023, unless earlier terminated in accordance with the terms of the Farley Employment Agreement. The term of Mr. Farley’s Employment Agreement is automatically renewed for successive one (1) year periods until terminated by Mr. Farley or the Company.

Pursuant to the Farley Employment Agreement, Mr. Farley will receive: (i) a base salary at the annual rate of $225,000 for the remainder of calendar year 2021, and effective January 1, 2022, $355,000 (prorated for any partial year) payable in bimonthly installments and, (ii) eligible to earn an annual discretionary bonus with a target amount of 40% of Base Compensation, which is based on the achievement of performance objectives, which will be determined by the Board and Compensation Committee. In addition, for calendar year 2021, Mr. Farley will be eligible to earn an additional discretionary bonus as determined by the Company.

Under the Farley Employment Agreement, termination of Mr. Farley by the Company for “Cause,” “Death,” or “Disability,” (as such terms are defined in the Farley Employment Agreement), or resignation by Mr. Farley without “Good Reason” (as defined in the Farley Employment Agreement), will not require the Company to pay severance to Mr. Farley. Upon any such termination, Mr. Farley will be entitled to receive any Accrued Compensation (as defined in the Farley Employment Agreement which in the case of termination by the Company for Cause or resignation by Mr. Farley for Good Reason will not include payment of pro rata bonus; provided, however, if termination of Mr. Farley by the Company without “Cause” or resignation by Mr. Farley for “Good Reason,” then under the Farley Employment Agreement will require the Company to pay severance to Mr. Farley. Upon any such termination, Mr. Farley will be entitled to receive any Accrued Compensation and, subject to Mr. Farley’s execution of an irrevocable release, receive (i) on the sixtieth day (60th) day following termination, a lump sum cash-payment equal to the sum of (A) the product of two times Mr. Farley’s salary then in effect as of the date of termination, less applicable taxes and withholdings, and (B) the product of two times Mr. Farley’s Target Bonus (as defined in the Farley Employment Agreement); (ii) provide reimbursement to Mr. Farley’s medical insurance premiums for a period of twelve (12) months following the date of termination; and (iii) cause any equity awards granted prior to the Effective Date (as defined in the Farley Employment Agreement), that are then outstanding and unvested to immediately vest and, with respect to all options and stock appreciation rights, to become fully exercisable.

Notwithstanding the foregoing, under the Farley Employment Agreement, termination of Mr. Farley by the Company without Cause or resignation by Mr. Farley for Good Reason and a Change of Control (as defined in the Farley Employment Agreement) of the Company occurs within six (6) months after such termination, or within twenty-four (24) months prior to such termination, the Company will pay severance to Mr. Farley in connection to such termination. Upon such termination, Mr. Farley will be entitled to receive any Accrued Compensation, and subject to Mr. Farley’s execution of an irrevocable release, receive (i) on the sixtieth (60th) day of termination, a lump sum cash-payment equal to the product of two times Mr. Farley’s salary then in effect as of the date of termination, less applicable taxes and withholdings; (ii) provide reimbursement to Mr. Farley’s medical insurance premiums for a period of twelve (12) months following the date of termination; and (iii) notwithstanding any provision of any stock incentive plan, stock option agreement, realization bonus, restricted stock agreement or other agreement relating to capital stock of the Company, cause any equity awards granted prior to the that are then outstanding and unvested to immediately vest and, with respect to all options and stock appreciation rights, to become fully exercisable (but not later than when the award would otherwise expire).

The Farley Employment Agreement also contains customary non-solicitation and non-competition covenants, which covenants remain in effect for twelve (12) months following any cessation of employment with respect to Mr. Farley. To the extent any of the payments or benefits provided for under the Farley Employment Agreement or any other agreement or arrangement between Mr. Farley and the Company (collectively, the “Payments”), (a) constitute an “excess parachute payment” within the meaning of Section 280G (“Section 280G”) of the Internal Revenue Code of 1986, as amended and restated (the “Code”), and (b) would otherwise be subject to the excise tax imposed by

Section 4999 of the Code (“Section 4999”), then the Company will pay or provide the greater (whichever gives Mr. Farley the highest net after-tax amount) of (i) all of the Payments or (ii) the portion of Payments not in excess of the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999.

Shahrokh Shabahang, Chief Innovation Officer

On November 14, 2021, Aditxt, Inc. (the “Company”) entered into a new employment agreement (the “Shabahang Employment Agreement”) with the Company’s Chief Innovation Officer, Shahrokh Shabahang, pursuant to which Mr. Shabahang will continue to serve as the Company’s Chief Innovation Officer until the date upon which Mr. Shabahang’s employment may be terminated in accordance with the terms of the Shabahang Employment Agreement.

The term of Mr. Shabahang’s engagement under the Shabahang Employment Agreement commences as of the Effective Date (as defined in the Shabahang Employment Agreement) and continues until November 14, 2023, unless earlier terminated in accordance with the terms of the Shabahang Employment Agreement. The term of Mr. Shabahang’s Employment Agreement is automatically renewed for successive one (1) year periods until terminated by Mr. Shabahang or the Company.

Pursuant to the Shabahang Employment Agreement, Mr. Shabahang will receive: (i) a base salary at the annual rate of $210,000 for the remainder of calendar year 2021, and effective January 1, 2022, $325,000 (prorated for any partial year) payable in bimonthly installments, and (ii) eligible to earn an annual discretionary bonus with a target amount of 40% of Base Compensation, which is based on the achievement of performance objectives, which will be determined by the Board and Compensation Committee. In addition, for calendar year 2021, Mr. Shabahang will be eligible to earn an additional discretionary bonus as determined by the Company.

Under the Shabahang Employment Agreement, termination of Mr. Shabahang by the Company for “Cause,” “Death,” or “Disability,” (as such terms are defined in the Shabahang Employment Agreement), or resignation by Mr. Shabahang without “Good Reason” (as defined in the Shabahang Employment Agreement), will not require the Company to pay severance to Mr. Shabahang. Upon any such termination, Mr. Shabahang will be entitled to receive any Accrued Compensation (as defined in the Shabahang Employment Agreement), which in the case of termination by the Company for Cause or resignation by Mr. Shabahang for Good Reason will not include payment of pro rata bonus; provided, however, if termination of Mr. Shabahang by the Company without “Cause” or resignation by Mr. Shabahang for “Good Reason,” then under the Shabahang Employment Agreement will require the Company to pay severance to Mr. Shabahang. Upon any such termination, Mr. Shabahang will be entitled to receive any Accrued Compensation and, subject to Mr. Shabahang’s execution of an irrevocable release, receive: (i) on the sixtieth day (60th) day following termination, a lump sum cash-payment equal to the sum of (A) the product of two times Mr. Shabahangs’s salary then in effect as of the date of termination, less applicable taxes and withholdings, and (B) the product of two times Mr. Shabahang’s Target Bonus (as defined in the Shabahang Employment Agreement); (ii) provide reimbursement to Mr. Shabahang’s medical insurance premiums for a period of twelve (12) months following the date of termination; and (iii) cause any equity awards granted prior to the Effective Date (as defined in the Shabahang Employment Agreement), that are then outstanding and unvested to immediately vest and, with respect to all options and stock appreciation rights, to become fully exercisable.

Notwithstanding the foregoing, under the Shabahang Employment Agreement, termination of Mr. Shabahang by the Company for without Cause or resignation by Mr. Shabahang for Good Reason and a Change of Control (as defined in the Shabahang Employment Agreement) of the Company occurs within six (6) months after such termination, or within twenty-four (24) months prior to such termination, the Company will pay severance to Mr. Shabahang in connection to such termination. Upon such termination, Mr. Shabahang will be entitled to receive any Accrued Compensation, and subject to Mr. Shabahang’s execution of an irrevocable release, receive: (i) on the sixtieth (60th) day of termination, a lump sum cash-payment equal to the product of two times Mr. Shabahang’s salary then in effect as of the date of termination, less applicable taxes and withholdings; (ii) provide reimbursement to Mr. Shabahang’s medical insurance premiums for a period of twenty-four (24) months following the date of termination; and (iii) notwithstanding any provision of any stock incentive plan, stock option agreement, realization bonus, restricted stock agreement or other agreement relating to capital stock of the Company, cause any equity awards granted prior to the that are then outstanding and unvested to immediately vest and, with respect to all options and stock appreciation rights, to become fully exercisable for twenty-four (24) months (but not later than when the award would otherwise expire).

The Shabahang Employment Agreement also contains customary non-solicitation and non-competition covenants, which covenants remain in effect for twelve (12) months following any cessation of employment with respect to Mr. Shabahang. To the extent any of the payments or benefits provided for under the Shabahang Employment Agreement or any other agreement or arrangement between Mr. Shabahang and the Company (collectively, the “Payments”), (a) constitute an “excess parachute payment” within the meaning of Section 280G (“Section 280G”) of the Internal Revenue Code of 1986, as amended and restated (the “Code”), and (b) would otherwise be subject to the excise tax imposed by Section 4999 of the Code (“Section 4999”), then the Company will pay or provide the greater (whichever gives Mr. Shabahang the highest net after-tax amount) of (i) all of the Payments or (ii) the portion of Payments not in excess of the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999.

Rowena Albanna, Chief Operating Officer

On November 14, 2021, Aditxt, Inc. (the “Company”) entered into a new employment agreement (the “Rowena Employment Agreement”) with the Company’s Chief Operating Officer, Rowena Albanna, pursuant to which Ms. Albanna will continue to serve as the Company’s Chief Operating Officer until the date upon which Ms. Albanna’s employment may be terminated in accordance with the terms of the Rowena Employment Agreement.

The term of Ms. Albanna’s engagement under the Rowena Employment Agreement commences as of the Effective Date (as defined in the Rowena Employment Agreement) and continues until November 14, 2023, unless earlier terminated in accordance with the terms of the Rowena Employment Agreement. The term of Ms. Albanna’s Employment Agreement is automatically renewed for successive one (1) year periods until terminated by Ms. Albanna or the Company.

Pursuant to the Rowena Employment Agreement, Ms. Albanna will receive: (i) a base salary at the annual rate of $210,000 for the remainder of calendar year 2021 and effective January 1, 2022, $325,000 (prorated for any partial year) payable in bimonthly installments, and (ii) eligible to earn an annual discretionary bonus with a target amount of 40% of Base Compensation, which is based on the achievement of performance objectives, which will be determined by the Board and Compensation Committee. In addition, for calendar year 2021, Ms. Albanna will be eligible to earn an additional discretionary bonus as determined by the Company.

Under the Rowena Employment Agreement, termination of Ms. Albanna by the Company for “Cause,” “Death,” or “Disability,” (as such terms are defined in the Rowena Employment Agreement), or resignation by Ms. Albanna for “Good Reason” (as defined in the Rowena Employment Agreement), will not require the Company to pay severance to Ms. Albanna. Upon any such termination, Ms. Albanna will be entitled to receive any Accrued Compensation (as defined in the Rowena Employment Agreement), which in the case of termination by the Company for Cause or resignation by Ms. Albanna for Good Reason will not include payment of pro rata bonus; provided, however, if termination of Ms. Albanna by the Company without “Cause” or resignation by Ms. Albanna for “Good Reason” (as such terms are defined in the Rowena Employment Agreement), then under the Rowena Employment Agreement will require the Company to pay severance to Ms. Albanna. Upon any such termination, Ms. Albanna will be entitled to receive any Accrued Compensation and, subject to Ms. Albanna’s execution of an irrevocable release, receive: (i) on the sixtieth day (60th) day following termination, a lump sum amount equal to twelve (12) months base salary then in effect as of the date of termination, less applicable taxes and withholdings; (ii) provide reimbursement to Ms. Albanna’s medical insurance premiums for a period of twelve (12) months following the date of termination; and (iii) cause any equity awards granted prior to the Effective Date (as defined in the Rowena Employment Agreement), that are then outstanding and unvested to immediately vest and, with respect to all options and stock appreciation rights, to become fully exercisable.

Notwithstanding the foregoing, under the Rowena Employment Agreement, termination of Ms. Albanna by the Company without Cause or resignation by Ms. Albanna for Good Reason and a Change of Control (as defined in the Rowena Employment Agreement) of the Company occurs within six (6) months after such termination, or within twenty-four (24) months prior to such termination, the Company will pay severance to Ms. Albanna in connection to such termination. Upon such termination, Ms. Albanna will be entitled to receive any Accrued Compensation, and subject to Ms. Albanna’s execution of an irrevocable release, receive: (i) on the sixtieth (60th) day of termination, a lump sum cash-payment equal to the sum of (A) the product of two times Ms. Albanna’s salary then in effect as of the date of termination, less applicable taxes and withholdings, and (B) the product of two times Ms. Albanna’s Target Bonus; (ii) provide reimbursement to Ms. Albanna’s medical insurance premiums for a period of twenty-four

(24) months following the date of termination; and (iii) notwithstanding any provision of any stock incentive plan, stock option agreement, realization bonus, restricted stock agreement or other agreement relating to capital stock of the Company, cause any equity awards granted prior to the that are then outstanding and unvested to immediately vest and, with respect to all options and stock appreciation rights, to become fully exercisable for twenty-four (24) months (but not later than when the award would otherwise expire).

The Rowena Employment Agreement also contains customary non-solicitation and non-competition covenants, which covenants remain in effect for twelve (12) months following any cessation of employment with respect to Ms. Albanna. To the extent any of the payments or benefits provided for under the Rowena Employment Agreement or any other agreement or arrangement between Ms. Albanna and the Company (collectively, the “Payments”), (a) constitute an “excess parachute payment” within the meaning of Section 280G (“Section 280G”) of the Internal Revenue Code of 1986, as amended and restated (the “Code”), and (b) would otherwise be subject to the excise tax imposed by Section 4999 of the Code (“Section 4999”), then the Company will pay or provide the greater (whichever gives Ms. Albanna the highest net after-tax amount) of (i) all of the Payments or (ii) the portion of Payments not in excess of the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999.

Matthew Shatzkes, Chief Legal Officer and General Counsel

On January 28, 2022, Aditxt, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Matthew Shatzkes, the Chief Legal Officer and General Counsel of the Company. Pursuant to the Employment Agreement, Mr. Shatzkes will (i) receive a base salary at the annual rate of $385,000 (the “Base Compensation”) payable in bimonthly installments, (ii) receive a one-time sign-on bonus (the “Sign-on Bonus”), (iii) a minimum 2022 quarterly bonus (the “Minimum 2022 Bonus”), and (iv) will be entitled to earn an annual discretionary bonus beginning in fiscal year 2022.

Following the first anniversary of the Employment Agreement (the “Anniversary Date”), in addition to Mr. Shatzkes’ Base Compensation, Mr. Shatzkes will be entitled to a minimum quarterly bonus (the “Subsequent Year Minimum Bonus”). Following the Anniversary Date, in addition to Mr. Shatzkes’ Base Compensation and Subsequent Year Minimum Bonus, Mr. Shatzkes will also be eligible to earn an annual discretionary bonus.

Under the Employment Agreement, Mr. Shatzkes will also receive (i) a restricted stock unit award that will entitle Mr. Shatzkes to receive 150,000 shares of the Company’s common stock which shall vest immediately, and (ii) a restricted stock unit award of an additional 330,000 shares of the Company’s common stock, which shall vest ratably over eight successive equal quarterly installments over a two-year period commencing on March 1, 2022 and ending on December 1, 2023.

The term of Mr. Shatzkes engagement under the Employment Agreement commences on the Effective Date (as defined in the Employment Agreement) and continues until January 16, 2024, unless earlier terminated in accordance with the terms of the Employment Agreement. The term of Mr. Shatzkes’ Employment Agreement is automatically renewed for successive one-year periods until terminated by Mr. Shatzkes or the Company.

Under the Employment Agreement, termination of Mr. Shatzkes by the Company for “Cause,” “Death,” or “Disability,” (as such terms are defined in the Employment Agreement), or resignation by Mr. Shatzkes without “Good Reason” (as defined in the Employment Agreement), will not require the Company to pay severance to Mr. Shatzkes. Upon any such termination, Mr. Shatzkes will be entitled to receive any Accrued Compensation (as defined in the Employment Agreement), which in the case of termination by the Company for Cause or resignation by Mr. Shatzkes for Good Reason will not include payment of pro rata bonus. If, however, termination of Mr. Shatzkes by the Company without “Cause”, resignation by Mr. Shatzkes for “Good Reason” or and a Change of Control (as defined in the Employment Agreement) event occurs, then the Employment Agreement will require the Company to pay severance to Mr. Shatzkes. Upon any such termination, Mr. Shatzkes will be entitled to receive any Accrued Compensation and, subject to Mr. Shatzkes’ execution of an irrevocable release, (i) on the sixtieth day following termination, a lump sum amount equal (a) twelve months of his Base Compensation, Sign-on Bonus and Minimum 2022 Bonus if his Employment Agreement is terminated prior to December 31, 2022, or (b) his Base Compensation and Subsequent Year Minimum Bonus if his Employment Agreement is terminated after December 31, 2022; (ii) provide reimbursement to Mr. Shatzkes’ medical insurance premiums for a period of twelve months following the date of termination; and (iii) notwithstanding any provision of any stock incentive plan, stock option agreement, realization bonus, restricted stock agreement or other agreement relating to capital stock of the Company, cause any equity awards granted prior to that termination that are then outstanding and unvested to immediately vest and, with respect to all options and stock appreciation rights, to become fully exercisable.

To the extent any of the payments or benefits provided for under the Employment Agreement or any other agreement or arrangement between Mr. Shatzkes and the Company (collectively, the “Payments”), (a) constitute an “excess parachute payment” within the meaning of Section 280G (“Section 280G”) of the Internal Revenue Code of 1986, as amended and restated (the “Code”), and (b) would otherwise be subject to the excise tax imposed by Section 4999 of the Code (“Section 4999”), then the Company will pay or provide the greater (whichever gives Mr. Shatzkes the highest net after-tax amount) of (i) all of the Payments or (ii) the portion of Payments not in excess of the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning unexercised options and unvested restricted stock awards for each Named Executive Officer outstanding as of December 31, 2021.

	Option Awards				Restricted Stock Awards		Restricted Stock Units
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price	Option Expiration Date	Number of securities underlying unexercised restricted stock awards (#) exercisable	Number of securities underlying unexercised restricted stock awards (#) unexercisable	Number of securities underlying unexercised restricted stock units (#) exercisable	Number of securities underlying unexercised restricted stock units (#) unexercisable
Amro Albanna	200,000	—	$4.00	March 6,2023	100,000	200,000	—	—
Amro Albanna	400,000	—	$4.00	April 17, 2024	—	—	—	—
Corinne Pankovcin	110,000	55,000	$4.02	March 20, 2025	55,000	110,000	—	—
Corinne Pankovcin	7,500	—	$11.00	October 5, 2027	—	—	—	—
Corinne Pankovcin	68,750	96,250	$1.92	November 2, 2030	—	—	—	—
Corinne Pankovcin	15,000	—	$1.92	November 2, 2030	—	—	—	—
Thomas J. Farley	37,500	22,500	$1.92	November 2, 2030	—	—	30,000	125,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of Record Date, based on 44,725,838 shares issued and outstanding by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) our executive officers and (iv) all directors and executive officers as a group. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days of the Record Date. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Aditxt, Inc., 737 N. Fifth Street, Suite 200, Richmond, VA 23219.

	Number of shares of Common Stock Beneficially Owned	Percentage
Directors and Officers:
Amro Albanna(1)	1,393,565	3.05%
Shahrokh Shabahang, D.D.S., MS, Ph.D.(2)	1,358,909	3.02%
Corinne Pankovcin(3)	397,970	*	%
Rowena Albanna(4)	419,165	*	%
Brian Brady(5)	31,125	*	%
Namvar Kiaie(6)	21,958	*	%
Jeffrey Runge, M.D.(7)	21,125	*	%
Thomas J. Farley(8)	92,500	*	%
Matthew Shatzkes(9)	232,500	*	%
All directors and executive officers as a group (9 persons)	3,968,817	8.77%

____________

*        less than 1%

(1)      Includes (i) 600,000 shares issuable pursuant to options that are fully vested or will vest within 60 days of April 29, 2022; (ii) 400,000 shares beneficially owned by the Albanna Family Trust, of which Mr. Albanna is the Trustee; (iii) 355,510 shares directly owned by Mr. Albanna; and (iv) 38,055 Series A Warrants issued as part of the conversion of outstanding accrued compensation through March 31, 2020. Mr. Albanna may be deemed to beneficially own the securities held by his wife Rowena Albanna, the Company’s Chief Operating Officer.

(2)      Includes (i) 1,015,006 beneficially owned by Shabahang-Hatami Family Trust, of which Shahrokh Shabahang, D.D.S., MS, Ph.D. is the Trustee; (ii) warrants to purchase 220,153 shares, including 47,222 Series A Warrants issued as part of the conversion of outstanding accrued compensation through March 31, 2020, and 172,931 warrants beneficially owned by the Shabahang-Hatami Family Trust; (iii) 82,500 shares issuable pursuant to options that are fully vested or will vest within 60 days of April 29, 2022; (iv) 34,375 shares directly owned by Mr. Shabahang; and (v) and 6,875 restricted stock units that will vest within 60 days of April 29, 2022

(3)      Includes (i) 169,220 shares held directly by Ms. Pankovcin; and (ii) 228,750 shares issuable pursuant to options that are fully vested or will vest within 60 days of April 29, 2022.

(4)      Includes (i) 102,360 shares held directly by Ms. Albanna; (ii) 6,250 restricted stock units that will vest within 60 days of April 29, 2022; (iii) 275,000 shares issuable pursuant to options that are fully vested or will vest within 60 days of April 29, 2022; and (iv) 35,555 Series A Warrants issued as part of the conversion of outstanding accrued compensation through March 31, 2020. Ms. Albanna may be deemed to beneficially own the securities held by her husband Amro Albanna, the Company’s Chief Executive Officer.

(5)      Includes (i) 21,125 shares held directly by Mr. Brady; and (ii) 10,000 shares issuable pursuant to options that have vested or will vest within 60 days of April 29, 2022.

(6)      Includes (i) 10,847 shares held directly by Mr. Kiaie; (ii) 1,111 shares issuable upon exercise of Series A Warrants; and (iii) 10,000 shares issuable pursuant to options that have vested or will vest within 60 days of April 29, 2022.

(7)      Includes (i) 2,500 shares held by Biologue, Inc., over which Dr. Runge has voting and dispositive control; (ii) 8,625 shares held directly by Dr. Runge; and (iii) 10,000 shares issuable pursuant to options and restricted stock units that have vested or will vest within 60 days of April 29, 2022.

(8)      Includes (i) 40,000 shares held directly by Mr. Farley; (ii) 7,500 restricted stock units that will vest within 60 days of April 29, 2022; and (iii) 45,000 shares issuable pursuant to options that have vested or will vest within 60 days of April 29, 2022.

(9)      Includes (i) 191,250 shares held directly by Mr. Shatzkes; and (ii) 41,250 restricted stock units that will vest within 60 days of April 29, 2022.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings. Based solely upon a review of the copies of the forms furnished to us, we believe that our officers, directors and holders of more than 10% of our common stock complied with all applicable filing requirements, with the exception of Rowena Albanna, Shahrokh Shabahang, Lauren Chung and Namvar Kiaie each failing to file one Form 4 on a timely basis and Thomas Farley failing to file his Form 3 and one Form 4 on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Except as described below and except for employment arrangements which are described under “executive compensation,” since January 1, 2018, there has not been, nor is there currently proposed, any transaction in which we are or were a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the total assets at December 31, 2021 and 2020, and any of our directors, executive officers, holders of more than 5% of our common stock or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

During the years ended December 31, 2019 and 2018, Rowena Albanna, the wife of Amro Albanna, our Chief Executive Officer, provided the Company with operations consulting services. In July 2020, Ms. Albanna joined the Company as its Chief Operating Officer. As of December 31, 2018, $112,000 was accrued as compensation. An additional $180,000 was expensed as compensation during the year ended December 31, 2019, and $17,000 was paid on the accrued balance. As of December 31, 2019, $275,000 remained accrued and outstanding.

On January 22, 2018, the Company issued an unsecured promissory note to Sekris for $40,000 that accrued interest of 4% annually. The note was due on the earlier of July 22, 2018 or in the event of default, as defined in the agreement. This note has been repaid as of December 31, 2019.

On February 12, 2018, the Company issued an unsecured promissory note to Sekris for $50,000 that accrued interest of 4% annually. The note was due on the earlier of August 12, 2018 or in the event of default, as defined in the agreement. This note has been repaid as of December 31, 2019.

On March 2, 2018, the Company issued an unsecured promissory note to Sekris for $10,000 that accrued interest of 4% annually. The note was due on the earlier of September 2, 2018 or in the event of default, as defined in the agreement. This note has been repaid as of December 31, 2019.

On March 8, 2018, we entered into an Assignment Agreement (the “Assignment Agreement”) with Sekris. See “Summary — Overview — License Agreement with Loma Linda University.” Dr. Shabahang, our Chief Innovative Officer, was the Chief Executive Officer of Sekris. Sekris was subsequently dissolved in 2019.

On March 8, 2018, we issued a warrant to purchase up to 500,000 shares of our common stock to Sekris. On March 2, 2018, we issued a 4% unsecured promissory note to Sekris in the principal amount of $10,000. Principal and interest was due on September 2, 2018 or immediately upon an event of default. On February 12, 2018, we issued a 4% unsecured promissory note to Sekris in the principal amount of $50,000. Principal and interest was due on August 12, 2018 or immediately upon an event of default. On January 22, 2018, we issued a 4% unsecured promissory note to Sekris in the principal amount of $40,000. Principal and interest was due on July 22, 2018 or immediately upon an event of default.

On June 18, 2018, the Company issued an unsecured promissory note to Sekris for $17,502 that accrued interest of 4% annually. The note was due on the earlier of December 18, 2018 or in the event of default, as defined in the agreement. This note has been repaid as of December 31, 2019.

On January 1, 2019, we entered into a consulting agreement with Rowena Albanna, the wife of Amro Albanna, our Chief Executive Officer, to perform operations consulting services. As part of this agreement, we pay Ms. Albanna $15,000 per month for her services. This agreement terminated on June 30, 2020. In July 2020, Ms. Albanna joined the Company as its Chief Operating Officer.

On March 21, 2019, we issued a promissory note to Dr. Shabahang, our Chief Innovative Officer. The note has a principal amount of $10,000, was due on September 21, 2019, and bears an interest rate of 4% per year. This note remains outstanding.

During the year ended December 31, 2019, we assumed an aggregate of $189,625 of liabilities from Sekris in exchange for the return of 94,813 shares of our common stock.

On January 20, 2020, we issued a promissory note to Brian Brady, a member of our board of directors. The note has a principal amount of $50,000, was due on the earlier of April 19, 2020 or within 10 days of the closing of our initial public offering. This note carried an original issue discount of $25,000. The note was amended on April 23, 2020 to extend the maturity date to the earlier of June 30, 2020 or within 10 days of the closing of our initial public offering. This note was repaid in July 2020.

In July 2020, we issued units of securities to the related parties listed below in conversion of their outstanding accrued compensation through March 31, 2020. The units were the same type and form of the units offered in the IPO.

•        38,055 units to Amro Albanna, our Chairman and Chief Executive Officer, in conversion of $342,500 in accrued compensation through March 31, 2020;

•        47,222 units to Shahrokh Shabahang, D.D.S., MS, Ph.D., our Chief Innovation Officer and Director, in conversion of $425,000 in accrued compensation through March 31, 2020; and

•        35,555 units to Rowena Albanna, the wife of our Chief Executive Officer and an independent contractor providing services to the Company, in conversion of $320,000 in accrued compensation through March 31, 2020. In July 2020, Ms. Albanna joined the Company as its Chief Operating Officer.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

OTHER MATTERS

The board of directors knows of no other business, which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies. The proxies also have discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting votes in accordance with our board of director’s recommendations.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities. We have engaged Kingsdale Advisors to assist in the solicitation of proxies. We will pay a fee of approximately $12,500 plus reasonable out-of-pocket charges.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting virtually, at your request, we will cancel your previously submitted proxy.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders must submit the proposal to us at our corporate headquarters no later than December 6, 2022, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at our 2023 Annual Meeting of Stockholders without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices on or after January 19, 2023 but no later than February 17, 2023. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a proxy statement or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 737 N. Fifth Street, Suite 200, Richmond, VA 23219, Attn: Corporate Secretary. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 may be obtained without charge by writing to the Company’s Secretary, Aditxt, Inc., 737 N. Fifth Street, Suite 200, Richmond, VA 23219. The Notice, our Annual Report on Form 10-K and this proxy statement are also available online at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Amro Albanna
Amro Albanna
May 10, 2022	Chief Executive Officer and Chairman of the Board of Directors

PROXY CARD

ADITXT, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON June 24, 2022
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Amro Albanna and Corinne Pankovcin, as proxies with full power of substitution, to represent and to vote all the shares of common stock of Aditxt, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on June 24, 2022 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In his discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED BY THE PROXY HOLDERS FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED AT THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

IMPORTANT — This Proxy must be signed and dated below.

The Annual Meeting of Stockholders of Aditxt, Inc. will be held on June 24, 2022 at 12:00 p.m. Eastern Time at www.virtualshareholdermeeting.com/ADTX2022.

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Aditxt, Inc. to be held at www.virtualshareholdermeeting.com/ADTX2022 on June 24, 2022 beginning at 12:00 p.m. Eastern Time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-5.

1. Election of Director Nominees	FOR	WITHHOLD
01 – Amro Albanna 02 – Brian Brady 03 – Namvar Kiaie 04 – Jeffrey Runge, M.D. 05 – Shahrokh Shabahang, D.D.S., MS, Ph.D.	☐	☐
2. Proposal to ratify dbbmckennon as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. Proposal to amend the Company’s amended and restated certificate of incorporation to increase the number of shares of authorized common stock from 100,000,000 to 150,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4. Proposal to amend the Company’s amended and restated certificate of incorporation to effect the reverse stock split.	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion.

Please indicate if you plan to attend this meeting: ☐ Yes ☐ No

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated:________________, 2022

Signature

Signature
(Joint Owners)
Name (printed)

APPENDIX A

CERTIFICATE OF AMENDMENT
to the
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
of
ADITXT, INC.

ADITXT, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Aditxt, Inc. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on September 28, 2017 and has been amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State on February 7, 2018 and further amended by the Certificate of Amendment dated May 24, 2021 (the “Certificate of Incorporation”).

SECOND: ARTICLE IV, SECTION 4.1 of the Corporation’s Certificate of Incorporation shall be amended and restated in its entirety to read as follows:

4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 153,000,000 shares, consisting of 150,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 3,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the            day of            , 2022.

ADITXT, INC.
By:
Name:	Amro Albanna
Title:	Chief Executive Officer

A-1

APPENDIX B

CERTIFICATE OF AMENDMENT

to the

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

ADITXT, INC.

ADITXT, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Aditxt, Inc. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on September 28, 2017 and has been amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State on February 7, 2018 and further amended by the Certificate of Amendment dated May 24, 2021 (the “Certificate of Incorporation”).

SECOND: ARTICLE IV, SECTION I of the Corporation’s Certificate of Incorporation shall be amended by inserting Subsection “(d)” at the end of such section which shall read as follows:

C. Reverse Stock Split. Upon the filing (the “Effective Time”) of this Certificate of Amendment pursuant to the Section 242 of the General Corporation Law of the State of Delaware, each            (             ) shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into (            ) fully paid and nonassessable shares of common stock, par value of $0.001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split.

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the            day of            , 20            .

ADITXT, INC.
By:
Name:	Amro Albanna
Title:	Chief Executive Officer

B-1